Exhibit 10.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER THE ACT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

WARRANT TO PURCHASE COMMON STOCK

OF

CRDENTIA CORP.

Crdentia Corp., a Delaware corporation (the “Company”), hereby certifies that, for value received AudioStocks, Inc. (including any successors and assigns, the “Holder”), is entitled, subject to the terms set forth below, to purchase, in whole or in part, from the Company at any time or from time to time, before 5:00 PM, Pacific time on the first to occur of (i) ten (10) days preceding the closing date of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a mere reincorporation transaction, or (ii) the fifth anniversary of the Date of Issuance as defined below (such earlier date being referred to herein as the “Expiration Date”), 1,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Warrant Shares”) following the occurrence of the Triggering Event, as defined in Section 2 below, subject to adjustment as provided herein. The purchase price per share of such Common Stock upon exercise of this Warrant (the “Exercise Price”), shall be $0.60, subject to adjustment as provided herein.

1.                    Exercise Period.  This Warrant may be exercised by the Holder at any time or from time to time after the Date of Issuance, as defined below, but before 5:00 PM, Pacific Time on the Expiration Date (the “Exercise Period”).

2.                    Triggering Event.  This Warrant shall be issued and become effective on June 25, 2007 (the “Date of Issuance”) immediately upon the signing of the AudioStocks, Inc. Services Agreement (the “Services Agreement”) and is being issued as a signing bonus to Holder as consideration for entering into the Services Agreement and any and all services required thereunder (the “Triggering Event”).

3.                    Exercise of Warrant: Number of Warrant Shares; Termination.

3.1            Exercise of Warrant; Partial Exercise.  This Warrant may be exercised in full or in part by the Holder with respect to any or all of the Warrant Shares by surrender of this

Holder	Company

Warrant, together with the form of subscription attached hereto as Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate Exercise Price for the Warrant Shares to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in a notice of exercise or net issue election notice that number of shares of Common Stock that he, she or it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

3.2            Mandatory Exercise.  On or before June 29, 2007, Holder shall exercise this Warrant, in part, for a minimum of 66,666 Warrant Shares.

4.                    When Exercise Effective.  The exercise of this Warrant pursuant to Section 3 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 3.1, or on such later date as is specified in the form of subscription, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 5, shall be deemed to be the record holder of such Common Stock for all purposes.

5.                    Delivery on Exercise.  As soon as practicable after the exercise of this Warrant, in full or in part pursuant to Section 3, the Company at its expense (including the payment by it of any applicable issue taxes and transfer agency fees) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and non-assessable full shares of Common Stock to which the Holder shall be entitled on such exercise.

6.                    Adjustments.  The number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

6.1            Dividends, Distributions, Stock Splits or Combinations.  If the Company shall at any time or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of common or preferred stock (as the case may be), (b) subdivide its outstanding shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) into a larger number of shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) or (c) combine its outstanding shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) into a smaller number of shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant), then and in each such event the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted.

Holder	Company

6.2           Reclassification or Reorganization.  If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 6.1 above, or pursuant to a Corporate Transaction), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

6. 3          Notice of Adjustments and Record Dates.  The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

6.4.          When Adjustments To Be Made.  No adjustment in the Exercise Price shall be required by this Section 6 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than one percent (1%) in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten (10) business days prior to the Expiration Date. All calculations under this Section 6.4 shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

6.5           Certain Other Events.  If any change in the outstanding Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) or any other event occurs as to which the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board shall make an adjustment in the number and class of shares available under this Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder, upon exercise of this Warrant, the same aggregate Exercise Price and the same total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

Holder	Company

7.                    Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new warrant of like tenor.

8.                    No Rights or Liability as a Stockholder.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

9.                    Miscellaneous.

9.1                   Transfer of Warrant.  This Warrant and the rights set forth herein shall be freely transferable or assignable by the Holder upon notice to the Company.

9.2           Notices.  Any notice required or permitted under this Warrant shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, by registered or certified mail, postage prepaid, or by nationally recognized overnight carrier to the Company or to the Holder at the address set forth below or to such other address as may be furnished in writing to the other party hereto. Such notice shall be deemed effectively given (i) if hand delivered, upon delivery, (ii) if sent by facsimile or other electronic medium, when confirmed, if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day), (iii) if sent by mail, five days after having been sent, or (iv) if sent by nationally recognized overnight courier, one day after deposit with such courier:

(i) if to the Company to:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Attn: John Kaiser, CEO

Phone: (972) 850-0780

Fax:      (972) 850-3058

and (ii) if to the Holder, to:

Audiostocks, Inc.

2038 Corte del Nogal, Suite 110

Carlsbad, California 92011

Phone: (760) 804-8844

Fax:      (760) 804-8845

Holder	Company

9.3                  Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

9.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.5                  Governing Law.  This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Any dispute arising in connection with this Warrant shall be resolved by litigation filed in Superior Court in the County of San Diego, State of California. Any such litigation shall be adjudicated in accordance with the laws of the State of California in a “bench trial” before a judge. Both the Company and the Holder expressly waive their right to a jury trial.

9.6           Further Action.  The Company agrees to execute, acknowledge, and deliver any further assurances and documents requested by the Holder, and the Company will take any other action consistent with the terms of this Warrant that may be requested by the Holder, in order to further the purposes and intentions of this Warrant.

SIGNATURE PAGE FOLLOWS

Holder	Company

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by its officers thereunto duly authorized.

COMPANY:	CRDENTIA CORP.

	By:	/s/ James TerBeest
James Ter Beest
Chief Financial Officer

Address:

HOLDER:	AUDIOSTOCKS, INC.

	By:	/s/ Luis Leung
Luis Leung
President

Address:

Holder	Company

SCHEDULE 1

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

To:                              Crdentia Corp.

The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                                    shares of common stock of Crdentia Corp., and herewith makes payment of $                             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                                          , whose address is                                               .

(Signature must conform in all respects to name of
the Holder as specified on the face of the Warrant)

(Print Name)

(Address)

Dated:

Holder	Company